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                                                                   EXHIBIT 23.9



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of United International Holdings, Inc. on Form S-4 of our report dated May 8, 1996 relating to the financial statements of Cabodinamica TV Cabo Sao Paulo S.A. as of and for the years ended December 31, 1994 and 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE
Auditores Independentes
Sao Paulo, Brazil
March 3, 1998